                                                                    EXHIBIT 99.1


                                                      NEWS RELEASE
--------------------------------------------------------------------------------


                    CONSUMER PORTFOLIO SERVICES, INC. REPORTS
                          2006 SECOND QUARTER EARNINGS

IRVINE, CALIFORNIA, JULY 17, 2006 (BUSINESS WIRE) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) today announced earnings for its second quarter ended June 30, 2006.

Net income for the quarter ended June 30, 2006 was $2.6 million, or $0.11 per diluted share, compared to net income of $545,000, or $0.02 per diluted share, for the quarter ended June 30, 2005. For the three months ended June 30, 2006 total revenues increased approximately $19.5 million, or 40.7%, to $67.2 million, compared to $47.8 million for the three months ended June 30, 2005. Total expenses for the three months ended June 30, 2006 were $64.6 million, an increase of $17.4 million, or 36.8%, as compared to $47.2 million for the three months ended June 30, 2005.

Net income for the six months ended June 30, 2006 was $4.4 million, or $0.18 per diluted share, compared to net income of $306,000, or $0.01 per diluted share, for the six months ended June 30, 2005. For the six months ended June 30, 2006 total revenues increased approximately $35.6 million, or 39.8%, to $125.3 million, compared to $89.6 million for the six months ended June 30, 2005. Total expenses for the six months ended June 30, 2006 were $120.8 million, an increase of $31.5 million, or 35.3%, as compared to $89.3 million for the six months ended June 30, 2005.

"The financial performance of the Company for the second quarter once again showed improvement year-over-year as well as vs. the previous quarter," said Charles E. Bradley, Jr., President and Chief Executive Officer. "As we have discussed in the past, the operating leverage inherent in our business model is now truly demonstrating itself. With respect to operations, the second quarter was very strong. Purchases of new receivables increased as compared to a robust first quarter and asset performance metrics continue to be outstanding. Delinquencies and net charge-offs were consistent with last year's second quarter levels, which were the best we had seen in almost 10 years. "

During the second quarter of 2006, Consumer Portfolio Services purchased $268.8 million of contracts from dealers as compared to $254.5 million during the first quarter of 2006 and $153.9 million during the second quarter of 2005. As previously reported, the Company continued its regular quarterly securitization program by completing its first transaction with bond insurer, MBIA Insurance Corporation, with the June sale of $226.6 million of AAA/Aaa rated asset backed notes. As of June 30, 2006, the Company's managed receivables totaled $1,375.3 million, as follows ($ in millions):

                Owned by Consolidated Subsidiaries*                $1,299.4
                Owned by Non-Consolidated Subsidiaries                 67.2
                As Third Party Servicer for SeaWest Financial           8.7
                                                                   --------
                     Total                                         $1,375.3

                * Before $107.7 million of allowance for credit losses,
                  deferred acquisition fees and repossessed vehicles.


As previously reported, in order to increase transparency of the Company's financial reports, in the third quarter of 2003 Consumer Portfolio Services began structuring its securitization transactions as secured financings, with receivables and associated debt remaining on the balance sheet, and without recognition of a gain on sale. Accordingly, net earnings are recognized over the life of the receivables as interest income and fee income, less related funding costs and a provision for losses. Such provisions are recorded upon acquisition and during the life of the receivables.


CONFERENCE CALL

Consumer Portfolio Services announced that it will hold a conference call tomorrow, July 18, 2006, at 1:30 p.m. EDT to discuss its quarterly earnings. Those wishing to participate by telephone may dial-in at 973-409-9261 approximately 10 minutes prior to the scheduled time.

A replay will be available between July 18, 2006 and July 25, 2006, beginning one hour after conclusion of the call, by dialing 877-519-4471 or 973-341-3080 for international participants, with pin number 7617180. A broadcast of the conference call will also be available live and for 30 days after the call via the Company's web site at www.consumerportfolio.com and at www.streetevents.com.

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a consumer finance company that specializes in purchasing, selling and servicing retail automobile installment sale contracts originated by automobile dealers located throughout the United States. The Company is currently active in 47 states. Through its purchase of contracts, the Company provides indirect financing to car dealer customers with limited credit histories, low incomes or past credit problems.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE COMPANY'S RECORDED REVENUE, EXPENSE, GAIN ON SALE REVENUE AND PROVISION FOR CREDIT LOSSES BECAUSE THESE ITEMS ARE DEPENDENT ON THE COMPANY'S ESTIMATES OF FUTURE LOSSES. THE ACCURACY OF SUCH ESTIMATES MAY BE ADVERSELY AFFECTED BY VARIOUS FACTORS, WHICH INCLUDE (IN ADDITION TO RISKS RELATING TO THE ECONOMY GENERALLY) THE FOLLOWING:
POSSIBLE INCREASED DELINQUENCIES; REPOSSESSIONS AND LOSSES ON RETAIL INSTALLMENT CONTRACTS; INCORRECT PREPAYMENT SPEED AND/OR DISCOUNT RATE ASSUMPTIONS; POSSIBLE UNAVAILABILITY OF QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE ITS PORTFOLIO; POSSIBLE INCREASES IN THE RATE OF CONSUMER BANKRUPTCY FILINGS OR CHANGES IN BANKRUPTCY LAW, WHICH COULD ADVERSELY AFFECT THE COMPANY'S RIGHTS TO COLLECT PAYMENTS FROM ITS PORTFOLIO; OTHER CHANGES IN GOVERNMENT REGULATIONS AFFECTING CONSUMER CREDIT; POSSIBLE DECLINES IN THE MARKET PRICE FOR USED VEHICLES, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REALIZATION UPON REPOSSESSED VEHICLES; AND ECONOMIC CONDITIONS IN GEOGRAPHIC AREAS IN WHICH THE COMPANY'S BUSINESS IS CONCENTRATED. ALL OF SUCH FACTORS ALSO MAY AFFECT THE COMPANY'S FUTURE EARNINGS, AS TO WHICH THERE CAN BE NO ASSURANCE.

ANY IMPLICATION THAT THE RESULTS OF THE MOST RECENTLY COMPLETED QUARTER ARE INDICATIVE OF FUTURE RESULTS IS DISCLAIMED, AND THE READER SHOULD DRAW NO SUCH INFERENCE. FACTORS SUCH AS THOSE IDENTIFIED ABOVE IN RELATION TO GAIN ON SALE AND PROVISION FOR CREDIT LOSSES MAY AFFECT FUTURE PERFORMANCE.

INVESTOR RELATIONS CONTACT

Robert E. Riedl
Consumer Portfolio Services
949-753-6800

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

                                  CONSUMER PORTFOLIO SERVICES, INC. AND SUBSIDIARIES
                                    Condensed Consolidated Statements of Operations
                                         (In thousands, except per share data)
                                                      (Unaudited)


                                                               Three months ended                Six months ended
                                                                     June 30,                        June 30,
                                                           ---------------------------     ---------------------------
                                                              2006            2005            2006            2005
                                                           -----------     -----------     -----------     -----------
REVENUES:
Interest income                                            $    63,039     $    40,522     $   117,566     $    76,694
Servicing fees                                                     799           1,795           1,804           4,060
Other income                                                     3,395           5,459           5,887           8,856
                                                           -----------     -----------     -----------     -----------
                                                                67,233          47,776         125,257          89,610
                                                           -----------     -----------     -----------     -----------
EXPENSES:
Employee costs                                                   9,720           9,701          19,077          20,151
General and administrative                                       5,678           6,627          10,789          11,766
Interest                                                        22,303          11,948          40,338          22,332
Provision for credit losses                                     22,178          15,224          41,277          27,536
Other expenses                                                   4,727           3,731           9,359           7,519
                                                           -----------     -----------     -----------     -----------
                                                                64,606          47,231         120,840          89,304
                                                           -----------     -----------     -----------     -----------
Income before income taxes                                       2,627             545           4,417             306
Income taxes                                                        --              --              --              --
                                                           -----------     -----------     -----------     -----------
      Net income                                           $     2,627     $       545     $     4,417     $       306
                                                           ===========     ===========     ===========     ===========

Earnings per share:
     Basic                                                 $      0.12     $      0.03     $      0.20     $      0.01
     Diluted                                                      0.11            0.02            0.18            0.01

Number of shares used in computing earnings per share:
     Basic                                                      21,839          21,623          21,786          21,576
     Diluted                                                    24,377          23,399          24,283          23,451


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                   June 30,        December 31,
                                                     2006             2005
                                                 ------------      ------------

Cash and restricted cash                         $    219,823      $    175,451
Finance receivables, net                            1,191,733           913,576
Residual interest in securitizations                   20,656            25,220
Other assets                                           53,112            40,897
                                                 ------------      ------------
                                                 $  1,485,324      $  1,155,144
                                                 ============      ============

Accounts payable and other liabilities           $     20,405      $     19,779
Warehouse lines of credit                              59,346            35,350
Residual interest financing                            30,715            43,745
Securitization trust debt                           1,248,332           924,026
Senior secured debt                                    40,000            40,000
Subordinated debt                                       8,666            18,655
                                                 ------------      ------------
                                                    1,407,464         1,081,555
                                                 ------------      ------------

Shareholders' equity                                   77,860            73,589
                                                 ------------      ------------
                                                 $  1,485,324      $  1,155,144
                                                 ============      ============


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